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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Form 8-K/A of Union Pacific Resources Group Inc. of our reports dated January 28, 1998 and January 31, 1997, appearing in the Annual Reports on Form 40-F of Norcen Energy Resources Limited on the consolidated financial statements and supplemental note of Norcen Energy Resources Limited for the years ended December 31, 1997 and 1996.

We also consent to the incorporation by reference in Registration Statements No. 333-22613 and No. 333-35641 on Form S-8 and No. 333-22655 on Form S-3 of Union
Pacific Resources Group Inc. of our reports dated January 28, 1998 and January 31, 1997, appearing in the Annual Reports on Form 40-F of Norcen Energy Resources Limited on the consolidated financial statements and supplemental note of Norcen Energy Resources Limited for the years ended December 31, 1997 and 1996.


DELOITTE & TOUCHE
Calgary, Alberta
Canada

May 6, 1998